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                                                                   Exhibit 10.45

                           PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made as of ________, 2002, by and between NAVISITE, INC., a Delaware corporation ("Seller"), and FARM ASSOCIATES LIMITED PARTNERSHIP, a Massachusetts limited partnership ("Buyer").

     In consideration of the mutual covenants and provisions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

     1.   Agreement to Buy and to Sell; Premises; Lease.

          (a) Subject to the terms and conditions in this Agreement, Seller agrees to sell, assign, convey, and transfer to Buyer, and Buyer agrees to purchase, all of Seller's right, title and interest in and to the following (collectively, the "Premises"): the land located in Andover, Massachusetts, commonly known as 400 Minuteman Road, more particularly described in Exhibit A hereto and all improvements on that land and all fixtures affixed to the land or the improvements; all easements appurtenant to that land; and the following personal property: all cafeteria furniture, desks, tables, chairs, cafeteria equipment, and all other furniture located on the second floor of the existing building (including, without limitation, all cubicles, panel furniture, desks, tables, chairs, shelving and filing cabinets), all of which are in used condition (collectively, the "Personal Property"). The Premises are part of a larger development commonly known as Minuteman Park.

          (b) Concurrently with the closing of this transaction, Seller, as Tenant, and Buyer, as Landlord, will enter into a lease for a portion of the Premises (the "Lease") in the form attached hereto as Exhibit "B."

     2. Purchase Price. The purchase price (the "Purchase Price") to be paid by Buyer to Seller for the Premises is Ten Million Eight Hundred Fifty-seven Thousand Four Hundred Dollars ($10,857,400). The Premises is encumbered by an existing Mortgage securing a loan (the "Loan") made by General American Life Insurance Company ("Lender") to Seller. Buyer will purchase the Premises subject to this Mortgage, and at the closing will receive a credit against the Purchase Price equal to Ten Million Eight Hundred Fifty-six Thousand Nine Hundred One Dollars ($10,856,901) on account of this Mortgage. Any amounts that Buyer is required to pay pursuant to this Agreement will be paid by Buyer in sufficient time to permit the closing on the closing date in cash or by check or federal wire transfer of immediately available U.S. funds to an account of Chicago Title Insurance Company, Boston, Massachusetts (Sharon Sbordan, Closing Officer), which will act as closing agent hereunder (the "Closing Agent"), and hold those funds for payment to Seller on the closing. Buyer acknowledges that as of this date, Lender has not consented to this sale.

     3. Seller's Representations and Warranties. Seller represents and warrants to Buyer that:

          (a) Seller is: (i) in good standing and validly existing as a Delaware corporation, qualified to do business in the Commonwealth of Massachusetts, and
(ii) has the power and authority to do all things required of it by the terms of this Agreement.

          (b) All internal approvals of Seller required for the execution of this Agreement and the consummation of the transaction herein contemplated in accordance with the terms of this Agreement have been obtained.

          (c) This Agreement has been duly and validly executed and delivered on behalf of Seller.

          (d) This Agreement and each and every document and instrument to be executed and delivered by Seller pursuant to this Agreement, when fully executed and delivered, shall constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

          (e) It has not engaged any brokers, agents, finders or similar parties in connection with this transaction who are due any commissions or similar fees from Buyer.

          (f) Seller is not a foreign person within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

          (g) Seller has not granted to anyone any right to occupy or lease the Premises (except for Seller under the Lease).

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          (h)  The Premises is being conveyed subject to the Mortgage, but otherwise Seller is conveying the Premises (other than the Personal Property) free and clear of any liens, security interests, licenses, leases or other exceptions to title created by Seller or its affiliates (including, without limitation, any mechanics liens).

          (i) This purchase and sale is not a preference, and it will not render Seller insolvent or unable to pay its debts as they become due (excluding any debts or obligations to the extent arising from any failure of the Lender to consent to this transaction), and the Purchase Price represents fair market value for the Premises. The Premises, including the Personal Property, does not represent all or substantially all of Seller's property. As of this date Seller in its corporate capacity does not owe, and as of the closing will not owe, any delinquent taxes to the Commonwealth of Massachusetts.

     4. Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:

          (a) Buyer is: (i) in good standing and validly existing as a Massachusetts Limited Partnership, qualified to do business in the Commonwealth of Massachusetts, and (ii) has the power and authority to do all things required of it by the terms of this Agreement.

          (b) All internal approvals of Buyer required for the execution of this Agreement and the consummation of the transaction herein contemplated in accordance with the terms of this Agreement have been obtained.

          (c)  [INTENTIONALLY OMITTED]

          (d) This Agreement has been duly and validly executed and delivered on behalf of Buyer. This purchase and sale is not a preference, and it will not render Buyer insolvent or unable to pay its debts as they become due, and the Purchase Price represents fair market value for the Premises.

          (e) This Agreement and each and every document and instrument to be executed and delivered by Buyer pursuant to this Agreement, when fully executed and delivered, shall constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

          (f) It has not engaged any brokers, agents, finders or similar parties in connection with this transaction who are due any commissions or similar fees from Seller.

     5. Closing. Subject to the terms of this Agreement, the closing of this transaction, including the delivery and recording of the Deed and the payment of the Purchase Price by Buyer to Seller, will occur at the offices of the Closing Agent in Boston, Massachusetts on the date set forth for closing in that certain Undertakings Agreement among Buyer, ClearBlue Technologies, Inc. and 400 River Limited Partnership (the "Undertakings Agreement"), or such later date, if any, as they may agree to in writing. Time is of the essence of this Agreement.

     6.   Conditions to Closing.

          (a) Seller's obligations to convey the Premises to Buyer and close this transaction are subject to the satisfaction of the following conditions as of the closing date in addition to any other conditions to Seller's obligations specifically set forth in this Agreement or the Undertakings Agreement (including, without limitation, the receipt of the "Lender Release or Agreement" as defined in Section 4 thereof): Buyer's representations and warranties remain true and correct in all material respects, and Buyer pays the Purchase Price in full and materially performs all of its obligations under this Agreement to be performed at or before the closing.

          (b) Buyer's obligations to purchase the Premises from Seller and close this transaction are subject to the satisfaction of the following conditions as of the closing date in addition to any other conditions to Buyer's obligations specifically set forth in this Agreement or the Undertakings Agreement (including, without limitation, the receipt of the "Lender Release or Agreement" as defined in Section 4 thereof: Seller's representations and warranties remain true and correct in all material respects, and Seller materially performs all of its obligations under this Agreement to be performed at or before the closing.

     7.   Closing Obligations.

          (a)  On or before the closing, Seller will execute and deliver to
Buyer:

               (i) A standard Massachusetts Quitclaim Deed conveying the Premises to Buyer and a Bill of Sale conveying the Personal Property to Buyer.

               (ii) A certificate of non-foreign status.

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               (iii) Such other documents as the Closing Agent may reasonably require in order to close this transaction, provided that they are not inconsistent with this Agreement.

          (b) On or before the closing, Buyer will pay and deposit with the Closing Agent the Purchase Price, less the credit described in Section 2, plus any other amounts in addition to the Purchase Price payable by Buyer hereunder, and execute and deliver such documents as the Closing Agent may reasonably require in order to close this transaction, provided that they are not inconsistent with this Agreement.

          (c)  Before the closing, the parties will jointly execute and deliver:

               (i) Counterparts of a closing statement for this transaction, and any escrow or closing instructions required by the Closing Agent.

               (ii)  Counterparts of the Lease.

               (iii) Such other documents as the Closing Agent may reasonably require in order to close this transaction, provided that they are not inconsistent with this Agreement.

     8. Apportionments; Closing Costs. There will be no prorations under this Agreement. Buyer and Seller each will pay the fees of its respective counsel. Buyer and Seller will equally share the costs for: deed stamps and other transfer taxes or fees; recording charges; and fees of the Closing Agent. The provisions of this Section 8 will survive the Closing.

     9.   "As Is;" Release.

          (a) Except for the covenants, indemnities, representations and warranties of Seller specifically set forth in this Agreement or in the Lease or in any other agreements entered into by Seller that benefit Buyer (collectively, the "Seller Liabilities"), Buyer acknowledges that Seller is selling, and Buyer will accept, the Premises in its "AS IS" condition, with "ALL FAULTS" and subject to the Mortgage and all other matters of record and exceptions to title, as of the date of closing, without any warranty or representation by Seller, its employees, directors, officers, agents, consultants, representatives, partners or affiliates, subsequent buyers of the Premises, anyone acting on their behalf, or their respective successors and assigns (including Seller, collectively, "Seller's Affiliates"), whether relating to the Premises or this transaction or otherwise. Buyer has had the opportunity to fully investigate the Premises, and agrees that it is not relying on any information or documents received from or made available by or on behalf of Seller's Affiliates. Furthermore, Buyer agrees that except for the covenants, representations and warranties of Seller specifically set forth in this Agreement or any other agreements entered into by Seller that benefit Buyer, Seller's Affiliates have not made and Buyer is not relying on any representation, warranty, inducement or statement (including, without limitation, those regarding the accuracy or completeness of any information or documents furnished, or the physical or environmental condition of the Premises, or violations of laws, or other matters).

          (b) As of the closing, Buyer and its employees, shareholders, directors, officers, agents, consultants, representatives, partners, affiliates, successors and assigns (including Buyer, collectively, "Buyer's Affiliates"), for good and valuable consideration, irrevocably agree to release, discharge, and waive as against Seller's Affiliates all of the following (collectively, the "Released Liabilities"): all claims, liabilities, obligations, costs, losses, damages, penalties, judgements, actions, and causes of action of any type (including, without limitation, attorneys' fees and costs), direct or indirect, known or unknown, foreseen or unforeseen, in connection with the Premises (including, without limitation, the physical and environmental conditions thereof), but specifically excluding from the Released Liabilities those arising from or in connection with the Seller Liabilities or any breach thereof. Buyer's Affiliates will not commence, aid in any way, or prosecute against any of Seller's Affiliates any claim involving or based on any of the Released Liabilities. The provisions in this Article 9 extend to Released Liabilities which the releasing parties may not know or suspect to exist in their favor at the time these provisions are agreed to or at a later date, which if known to them would materially affect their willingness to agree. The provisions of this
Article 9 will survive the closing or termination of this Agreement.

     10. Default. A party will be in default hereunder if it materially breaches its obligations hereunder and fails to cure within two (2) business days after written notice from the other party, or if any of its representations or warranties in this Agreement are materially untrue or incorrect when made or as of the closing. Seller will indemnify, defend and hold harmless Buyer's Affiliates from all claims, liabilities, obligations, costs, losses, damages, penalties, judgements, actions, and causes of action of any type (including, without limitation, attorneys' fees and costs) in connection with Seller's breach of Seller's Liabilities. Buyer will indemnify, defend and hold harmless Seller's Affiliates from all claims, liabilities, obligations, costs, losses, damages, penalties, judgements, actions, and causes of action of any type (including, without limitation, attorneys' fees and costs) in connection with Buyer's breach of its representations, warranties and indemnities in this Agreement.

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     11.  Notices. All notices under this Agreement will be in writing and will be deemed to have been properly given if and when delivered in person, or on delivery or attempted delivery (if delivery is refused) by a nationally-recognized overnight courier, addressed to each party at the addresses set forth below. Either party may change its addresses by written notice as set forth above.

                                  If to Seller:

                                  NaviSite, Inc.
                                  400 Minuteman Road
                                  Andover, Massachusetts 01810

                                  If to Buyer:

                                  Farm Associates Limited Partnership
                                  c/o Brickstone Properties
                                  200 Brickstone Square
                                  Andover, Massachusetts 01810
                                  Attn: Martin Spagat

                                      -and-

                                  The Brickstone Companies
                                  The Plaza at Continental Park
                                  2101 Rosecrans Avenue
                                  Suite 5252
                                  El Segundo, CA 90245
                                  Attention: David A. Miller

     12.  Miscellaneous Provisions.

          (a) This Agreement is an integrated agreement and, except for the agreements contemplated herein and any closing or escrow instructions to accomplish this agreement (including the Undertakings Agreement), it contains the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written are merged into this Agreement. No provision of this Agreement may be waived except by an instrument signed by the party against whom the enforcement of such waiver is sought. All modifications (including any extensions) of this Agreement will be effective only if signed by Seller and Buyer.

          (b) This Agreement will be governed by, and construed in accordance with, the local, internal laws of the Commonwealth of Massachusetts applicable to agreements to be wholly performed therein, without regard to conflicts of laws.

          (c) This Agreement will be binding on and will inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that Buyer will not have the right or power to assign or transfer this Agreement. This Agreement and its terms are for the sole benefit of the parties hereto (including, without limitation, the released Buyer's Affiliates) and their permitted successors and assigns, if any, and no other person or entity will have any right of action hereon or right to claim any right or benefit from this Agreement or its terms or be deemed a third party beneficiary hereunder. Except for the representations and warranties specifically set forth in this Agreement or in the Lease or made as part of Seller's Liabilities, there are no representations and warranties, express or implied, that are being made or relied on by the parties hereto. All representations, warranties, covenants and indemnities hereunder will survive the closing of this Agreement.

          (d) The section titles or captions in this Agreement are for convenience only and will not be deemed to be part of this Agreement for purposes of interpreting, construing or enforcing any of the provisions of this Agreement. All pronouns and any variations of pronouns will be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties may require. Whenever the terms referred to herein are singular, the same will be deemed to mean the plural, as the context indicates, and vice versa. This Agreement will not be construed as if it had been prepared only by Buyer or Seller but rather as if both Buyer and Seller had prepared and negotiated it. This Agreement is severable, and if any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstance will, at any time or to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, will not be affected thereby, and each term or provision of this Agreement will be valid and will be enforced to the fullest extent permitted by law.

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          (e)  If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the closing must be held, expires on a day which is a Saturday, Sunday, or official federal or Commonwealth of Massachusetts holiday, then such time period will be automatically extended through the close of business on the next business day.

          (f) The parties do not anticipate that there will be any sales, transfer, excise or similar taxes or fees collectable by any governmental agency in connection with the conveyance of the Personal Property to Buyer (collectively, "Sales Tax"), because the Personal Property is being conveyed as part of the Premises. Nonetheless, if Seller is required pursuant to written notice from a governmental agency to pay any Sales Tax, it will promptly notify Buyer and Buyer will cause the Sales Tax to be paid in full in a timely manner. Buyer's obligations in this Section 12(ff) will survive the closing.

          (g) No Seller's Affiliate (other than Seller itself) nor any Buyer's Affiliate (other than Buyer itself) will have any personal liability hereunder, nor will any of them be named personally in any suit, claim, action or proceeding hereunder nor will any of their assets be attached, liened or levied or in any other way become liable for any of the obligations of Seller or Buyer hereunder (unless they otherwise agree in writing), nor will either party attempt to "pierce the corporate veil" of any of Seller's Affiliates or any of Buyer's Affiliates.

          (h) This agreement may be executed in two (2) or more counterparts, each of which will be deemed to be an original, but all of which taken together will constitute one and the same Agreement. All of the Exhibits referenced in this Agreement will be deemed incorporated into this Agreement.

          (i) If there is any dispute relating to this Agreement or a breach hereunder, the prevailing party will be entitled to payment for all costs and attorneys' fees (both trial and appellate) incurred in connection therewith. All suits, actions, claims and proceedings will be filed, commenced and prosecuted solely in the state or federal courts in Boston, Massachusetts, which will have sole and exclusive jurisdiction and venue. The provisions in this Subsection (i) will survive the closing or termination of this Agreement.

          (j)  As a material part of the consideration to Buyer, within thirty
(30) days after the closing Seller will cause to be irrevocably released and discharged from the Personal Property and any other real or personal property or interests therein conveyed to Buyer hereunder, pursuant to UCC-3's and any other necessary documents, at no cost or liability to Buyer, any and all liens, security interests, licenses, leases or other exceptions to title created by the Seller's Affiliates (including, without limitation, those created to secure any debt of Seller or any interest in that debt in favor or now owned or hereafter acquired by ClearBlue Technologies, Inc. or any of its affiliates), and Seller will indemnify the Buyer Affiliates for and defend them and hold them free and harmless from all claims, liabilities, obligations, costs, losses, damages, penalties, judgements, actions, and causes of action of any type (including, without limitation, attorneys' fees and costs), direct or indirect, known or unknown, foreseen or unforeseen, arising from Seller's failure to perform these obligations as and when required. Seller's obligations in this Subsection (j) collectively are referred to as the "Lien Release Obligations" and will survive the closing.

     In witness whereof, intending to be legally bound, the parties have executed this Agreement under seal as of the date first set forth above.


SELLER:               NAVISITE, INC., a Delaware corporation

                      By:

                           Name:
                           Title:
                           Authorized Signature

                      By:

                           Name:
                           Title:
                           Authorized Signature


BUYER: FARM ASSOCIATES LIMITED PARTNERSHIP, a Massachusetts limited partnership

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                      By:  Finca-Farm, Inc., general partner

                           By:

                                 Name:
                                 Title:
                                 Authorized Signature

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                                    EXHIBIT A

                               Description of Land


                               Exhibit A - Page 1

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                                    EXHIBIT B

                                      Lease